Exhibit 10.4

Execution Version

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of September 20, 2024 (the “Effective Date”), is by and among Innventure LLC, a Delaware limited liability company (the “Company”), Michael Otworth and John Scott (together with Michael Otworth, the “Purchasers”).  For purposes of this Agreement, the Purchasers and the Company may each be referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, on August 25, 2023, the Company entered into (a) the Class B-1 Preferred Unit Purchase Agreement with Michael Otworth (the “Otworth Agreement”) and (b) the Class B-1 Preferred Unit Purchase Agreement with John Scott (the “Scott Agreement” and together with the Otworth Agreement, the “Purchase Agreements”);

WHEREAS, on October 24, 2023, the Company entered into the Business Combination Agreement with Learn SPAC HoldCo, Inc., a Delaware corporation, Learn CW Investment Corporation, a Cayman Islands exempted company with limited liability, LCW Merger Sub, Inc., a Delaware corporation, and Innventure Merger Sub, LLC, a Delaware limited liability company (the “Business Combination Agreement”);

WHEREAS, Section 6.9 of each of the Purchase Agreements provides that the Purchase Agreements may be terminated with the written consent of the Company and the Purchaser party thereto; and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Parties have determined that it is in their mutual best interests to terminate the Purchase Agreements upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”).

NOW, THEREFORE, the Parties agree as follows:

Section 1.          Termination of Purchase Agreements.

(a)         The Purchasers hereby warrant, as of the Effective Date, that they have not transferred, assigned or otherwise conveyed, in whole or in part, their respective Purchase Agreements.

(b)       (i) Michael Otworth and the Company agree that, effective as of the Closing, the Otworth Agreement shall terminate (to the extent not previously exercised in accordance with the terms thereof) automatically without any further action by any person or entity and be of no further force or effect (the “Otworth Termination”) and (ii) John Scott and the Company agree that, effective as of the Closing, the Scott Agreement shall terminate (to the extent not previously exercised in accordance with the terms thereof) automatically without any further action by any person or entity and be of no further force or effect (the “Scott Termination” and together with the Otworth Termination, the “Terminations”).

Section 2.        Waiver and Release.  By executing this Agreement, upon and subject to consummation of the Terminations, each of the Parties and their respective Affiliates hereby irrevocably WAIVES, RELEASES, RELINQUISHES AND FOREVER DISCHARGES the other Parties and their respective directors, officers, employees, agents, affiliates, stockholders, optionholders, successors and subsidiaries, from any and all obligations, claims, suits, demands, liabilities, losses, costs, expenses and causes of action existing as of the Closing, whether known or unknown, accrued or unaccrued, arising or accruing from, under or in connection with the Purchase Agreements and the transactions contemplated thereby.  The Parties each acknowledge having had the opportunity to consult with their respective legal advisors prior to executing this Agreement with respect to the foregoing waiver and release.

Section 3.         Termination of this Agreement.  This Agreement shall terminate and be of no further force or effect, and none of the Parties will have any rights or obligations hereunder, as of the earliest to occur of (a) the exercise of the Purchase Agreements in full in accordance with their terms or (b) the termination of the Business Combination Agreement in accordance with its terms.

Section 4.        Further Assurances.  From and after the Effective Date, each of the Parties will, and will cause their respective affiliates to, execute and deliver or cause to be executed and delivered such other agreements or instruments, in addition to those required by this Agreement, as may be reasonably required to carry out the provisions hereof and give effect to other actions contemplated hereby.

Section 5.         Amendment and Waiver.  No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 6.         Incorporated Provisions.  Sections 6.3 (Governing Law), 6.4 (Counterparts), 6.5 (Titles and Subtitles), 6.14 (Dispute Resolution), and 6.15 (Waiver of Jury Trial) of the Purchase Agreements are hereby incorporated mutatis mutandis.

[Signature Page Follows]

IN WITNESS HEREOF, each of the undersigned has executed this Agreement as of the Effective Date.

COMPANY:

Innventure LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	Chief Executive Officer

PURCHASERS:

Michael Otworth

/s/ Michael Otworth

John Scott

/s/ John Scott

[Signature Page to Termination Agreement]